Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Scott Blake	Darcy Reese
Director, Media Relations	Vice President, Investor Relations
614/716-1938	614/716-2614

AEP Reports Record Second-Quarter Operating Earnings,
Guides to Upper Half of 2025 Guidance Range

•Second-quarter 2025 GAAP earnings of $2.29 per share; operating earnings of $1.43 per share.
•AEP guides to the upper half of its 2025 operating earnings guidance range of $5.75 to $5.95 per share and reaffirms long-term growth rate of 6% to 8%.
•AEP expects to announce a new, five-year capital plan of approximately $70 billion.
•Customer agreements are secured for 24 gigawatts of new load by end of decade, up from 21 gigawatts.
•Key legislative actions and regulatory approvals drove exceptional results for customers and stakeholders and provide clarity for the future.

COLUMBUS, Ohio, July 30, 2025 - American Electric Power (Nasdaq: AEP) today reported second-quarter 2025 GAAP earnings of $1,226 million or $2.29 per share, compared with GAAP earnings of $340 million or $0.64 per share in second-quarter 2024. Operating earnings for second-quarter 2025 were $766 million or $1.43 per share, compared with operating earnings of $662 million or $1.25 per share in second-quarter 2024. See the detailed GAAP to operating earnings reconciliation at the end of this press release.
With a strong second-quarter performance, a focus on customers, and confidence in its ability to execute, AEP is reaffirming its 2025 operating earnings guidance range of $5.75 to $5.95 per share and now guiding to the upper half of that range. The company is also reaffirming its long-term operating earnings growth rate of 6% to 8%.
“Our record second-quarter results reflect the strength of our customer-focused strategy and the dedication of our teams across the company,” said Bill Fehrman, AEP president and chief executive officer.

Customer-Centric Approach Drives Results
AEP’s operating companies are focused on customer service, which supports safe, reliable and affordable energy systems aligned with the strategic goals of each state. Recent legislative advancements in Oklahoma, Ohio and Texas support growing infrastructure investment opportunities. Key regulatory achievements like the acquisition of the Green Country natural gas plant in Oklahoma and the approval of large load tariffs across several jurisdictions are driving positive results, allowing AEP to continue to enhance service, invest in communities and bolster economic growth.
“One of my first actions as CEO was to empower our operating companies to put the customer first, while deepening collaboration with our state and federal regulators, legislators and policymakers. This strategy is delivering meaningful results for all stakeholders,” added Fehrman.

Strong Financial Foundation Enables Robust Capital Investment, Fueling Growth
AEP’s focused financing strategy has strengthened the balance sheet. In June, AEP completed the transaction for KKR and PSP Investments to jointly invest $2.82 billion for a 19.9% equity interest in AEP’s Ohio and Indiana Michigan transmission companies. This transaction and the $2.3 billion forward equity issuance in the first quarter puts AEP on stable credit standings with all three rating agencies.
AEP is successfully executing on its $54 billion capital plan and expects to announce a new, five-year capital plan this fall of approximately $70 billion to meet the growing energy needs of customers. Examples of this new growth include large transmission infrastructure projects. In April, the Public Utility Commission of Texas selected AEP to build one of the state’s first 765-kilovolt lines, leading to future ultra high-voltage project opportunities in Texas. Planning is also underway for additional lines in Virginia and West Virginia selected earlier this year by PJM through the Valley Link joint venture. These projects will expand the transmission backbone and support increasing demand across AEP’s service territory.
AEP has secured customer agreements with firm financial commitments to add 24 gigawatts of incremental load by 2030, primarily in its Indiana, Ohio and Texas high-growth service areas. This will bring AEP’s peak load to more than 60 gigawatts, which is among the fastest-growing in the industry. In addition, there are more than 190 gigawatts of load requests at various stages of development, and AEP is actively working to convert these requests into contracts to promote long-term growth well into the next decade. These load additions to the system will also help moderate rate increases for existing AEP customers.
“AEP is strategically positioned for sustained growth as we transform the electric grid and invest in new resources to meet the generational load growth opportunity in front of us, benefitting our customers, communities and all other stakeholders,” Fehrman concluded.

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter Ended June 30,			Year-to-Date Ended June 30,
	2025	2024	Change	2025	2024	Change
Revenue ($ in millions):	5,086.9	4,579.2	507.7	10,550.3	9,604.9	945.4
Earnings ($ in millions):
GAAP	1,225.8	340.3	885.5	2,026.0	1,343.4	682.6
Operating (non-GAAP)	765.7	662.0	103.7	1,589.0	1,332.4	256.6

EPS ($):
GAAP	2.29	0.64	1.65	3.80	2.55	1.25
Operating (non-GAAP)	1.43	1.25	0.18	2.98	2.52	0.46
EPS based on 534 million shares 2Q 2025, 529 million shares 2Q 2024.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 25	2Q 24	Change	YTD 25	YTD 24	Change
Vertically Integrated Utilities (a)	432.7	65.7	367.0	756.8	626.5	130.3
Transmission & Distribution Utilities (b)	223.9	146.8	77.1	388.5	297.1	91.4
AEP Transmission Holdco (c)	578.4	200.7	377.7	813.0	409.4	403.6
Generation & Marketing (d)	62.1	(4.8)	66.9	164.5	132.8	31.7
All Other	(71.3)	(68.1)	(3.2)	(96.8)	(122.4)	25.6
Total GAAP Earnings (Loss)	1,225.8	340.3	885.5	2,026.0	1,343.4	682.6

Operating Earnings (non-GAAP)	2Q 25	2Q 24	Change	YTD 25	YTD 24	Change
Vertically Integrated Utilities (a)	296.7	244.8	51.9	646.6	545.1	101.5
Transmission & Distribution Utilities (b)	224.1	215.3	8.8	416.4	365.6	50.8
AEP Transmission Holdco (c)	224.5	208.9	15.6	459.1	417.6	41.5
Generation & Marketing (d)	91.7	61.0	30.7	168.0	126.4	41.6
All Other	(71.3)	(68.0)	(3.3)	(101.1)	(122.3)	21.2
Total Operating Earnings (non-GAAP)	765.7	662.0	103.7	1,589.0	1,332.4	256.6

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes transmission-only subsidiaries and transmission-only joint ventures
d.Includes marketing, risk management and retail activities in ERCOT, MISO, PJM and SPP, and competitive generation in PJM.

EARNINGS GUIDANCE
AEP confirmed its 2025 operating earnings guidance range of $5.75 to $5.95 per share and long-term growth rate of 6% to 8%. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures, mark-to-market impacts or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2025 earnings guidance.

Reflecting certain items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $6.57 to $6.77 per share. See the table below for a full reconciliation of 2025 earnings guidance.

2025 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$6.57	to	$6.77

Mark-to-market impact of commodity hedging activities		0.01

Sale of AEP OnSite Partners		0.02

Impact of Ohio Legislation		0.05

FERC NOLC Order		(0.90)

Operating EPS Guidance	$5.75	to	$5.95

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding certain items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans. A full reconciliation of GAAP earnings to operating earnings for the quarter and year to date is included in the tables at the end of this news release.
ABOUT AEP
Our team at American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We are investing $54 billion from 2025 through 2029 to enhance service for customers and support the growing energy needs of our communities. Our nearly 16,000 employees operate and maintain the nation's largest electric transmission system with 40,000 line miles, along with more than 225,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 30,000 megawatts of diverse generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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This report made by the Registrants contains forward-looking statements, and for the Registrants other than Parent, this report contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Many forward-looking statements appear in “Part I – Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this quarterly report, but there are others throughout this document which may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue” and similar expressions, and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document. Except to the extent required by applicable law, management undertakes no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy; inflationary or deflationary interest rate trends; new legislation adopted in the states in which we operate that alters the regulatory framework or that prevents the timely recovery of costs and investments; volatility and disruptions in financial markets precipitated by any cause, including fiscal and monetary policy, turmoil related to federal budget or debt ceiling matters or instability in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material; changing demand for electricity, including large load contractual commitments for interconnection; the risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; the ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, to recover all related costs and to earn a reasonable rate of return; the disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by pandemics, natural disasters or other events; new legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets; the impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings; the risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; the ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of artificial intelligence by us, our customers and our third party vendors and evolving expectations related to environmental, social and governance concerns; changes in utility regulation and the allocation of costs within RTOs including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cybersecurity threats, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; or the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Second Quarter of 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		432.7	223.9	578.4	62.1	(71.3)	1,225.8	$2.29

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(9.6)	—	—	29.6	—	20.0	0.04
FERC NOLC Order	(d)	(126.4)	0.2	(353.9)	—	—	(480.1)	(0.90)
Total Adjustments		(136.0)	0.2	(353.9)	29.6	—	(460.1)	$(0.86)

Operating Earnings (Loss) (non-GAAP)		296.7	224.1	224.5	91.7	(71.3)	765.7	$1.43

Financial Results for the Second Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		65.7	146.8	200.7	(4.8)	(68.1)	340.3	$0.64

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(3.4)	—	—	(3.8)	—	(7.2)	(0.02)
Remeasurement of Excess ADIT Regulatory Liability	(e)	(12.2)	—	—	—	—	(12.2)	(0.02)
Provision for Refund - Turk Plant	(f)	126.4	—	—	—	—	126.4	0.24
Pending Sale of AEP OnSite Partners	(g)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(h)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(i)	10.6	41.3	—	58.8	—	110.7	0.21
Total Adjustments		179.1	68.5	8.2	65.8	0.1	321.7	$0.61

Operating Earnings (Loss) (non-GAAP)		244.8	215.3	208.9	61.0	(68.0)	662.0	$1.25

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of the FERC NOLC Order for years 2021-2024
(e)Represents the impact of the remeasurement of Excess ADIT in Michigan
(f)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(g)Represents the loss on the expected sale of AEP OnSite Partners
(h)Represents employee severance charges
(i)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2025	2024	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,372	6,672	(4.5)%
Commercial	6,297	6,084	3.5%
Industrial	8,595	8,749	(1.8)%
Miscellaneous	569	568	0.2%
Total Retail	21,833	22,073	(1.1)%

Wholesale Electric (in millions of kWh): (a)	3,443	3,176	8.4%

Total KWHs	25,276	25,249	0.1%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,299	6,593	(4.5)%
Commercial	11,042	9,209	19.9%
Industrial	7,048	6,826	3.3%
Miscellaneous	172	180	(4.4)%
Total Retail (b)	24,561	22,808	7.7%

Wholesale Electric (in millions of kWh): (a)	464	253	83.4%

Total KWHs	25,025	23,061	8.5%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		756.8	388.5	813.0	164.5	(96.8)	2,026.0	$3.80

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	16.2	—	—	(10.2)	—	6.0	0.01
Sale of AEP OnSite Partners	(d)	—	—	—	13.7	(4.3)	9.4	0.02
Impact of Ohio Legislation	(e)	—	27.7	—	—	—	27.7	0.05
FERC NOLC Order	(f)	(126.4)	0.2	(353.9)	—	—	(480.1)	(0.90)
Total Adjustments		(110.2)	27.9	(353.9)	3.5	(4.3)	(437.0)	$(0.82)

Operating Earnings (Loss) (non-GAAP)		646.6	416.4	459.1	168.0	(101.1)	1,589.0	$2.98

Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		626.5	297.1	409.4	132.8	(122.4)	1,343.4	$2.55

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	17.0	—	—	(76.0)	—	(59.0)	(0.11)
Remeasurement of Excess ADIT Regulatory Liability	(g)	(44.6)	—	—	—	—	(44.6)	(0.09)
Impact of NOLC on Retail Ratemaking	(h)	(259.6)	—	—	—	—	(259.6)	(0.50)
Disallowance - Dolet Hills Power Station	(i)	11.1	—	—	—	—	11.1	0.02
Provision for Refund - Turk Plant	(j)	126.4	—	—	—	—	126.4	0.24
Pending Sale of AEP OnSite Partners	(k)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(l)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(m)	10.6	41.3	—	58.8	—	110.7	0.21
Total Adjustments		(81.4)	68.5	8.2	(6.4)	0.1	(11.0)	$(0.03)

Operating Earnings (Loss) (non-GAAP)		545.1	365.6	417.6	126.4	(122.3)	1,332.4	$2.52

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the estimated loss on the sale of AEP OnSite Partners as a result of the contractual working capital true-up

(e)Represents the estimated reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio in April 2025
(f)Represents the impact of the FERC NOLC Order for years 2021-2024
(g)Represents the impact of the remeasurement of Excess ADIT in Arkansas and Michigan
(h)Represents the impact of receiving IRS PLRs related to NOLCs in retail ratemaking on I&M, PSO and SWEPCo. Amount includes a reduction in Excess ADIT and activity related to prior periods
(i)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(j)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(k)Represents the loss on the expected sale of AEP OnSite Partners
(l)Represents employee severance charges
(m)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2025	2024	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	15,776	15,232	3.6%
Commercial	12,193	11,853	2.9%
Industrial	16,696	17,001	(1.8)%
Miscellaneous	1,102	1,106	(0.4)%
Total Retail	45,767	45,192	1.3%

Wholesale Electric (in millions of kWh): (a)	8,234	6,939	18.7%

Total KWHs	54,001	52,131	3.6%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	13,310	12,873	3.4%
Commercial	20,630	17,200	19.9%
Industrial	13,804	13,638	1.2%
Miscellaneous	344	360	(4.4)%
Total Retail (b)	48,088	44,071	9.1%

Wholesale Electric (in millions of kWh): (a)	1,131	843	34.2%

Total KWHs	49,219	44,914	9.6%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers